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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2005

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      13-4000208
(State or other jurisdiction of             (IRS Employer Identification Number)
       incorporation)

                                     0-23761
                            (Commission File Number)

                          211 Madison Avenue, Apt. #28B
                               New York, NY 10016
           (Address of principal executive offices including zip code)

                                 (212) 532-2736
              (Registrant's telephone number, including area code)




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ITEM 1.01  Entry into a Material Definitive Agreement;

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant; and

ITEM 3.02 Unregistered Sales of Equity Securities.

A. Securities Purchase Agreement
   -----------------------------

         On July 19, 2005, pursuant to a Securities Purchase Agreement dated as of July 14, 2005 (the "Securities Purchase Agreement") among Advanced Technology Industries, Inc. (the "Company"), Alpha Capital AG, , Sam Nebenzhal, Leon Goldenberg, Jose Zajac, Shalom Torah Center, Yaakov Freedman, Joel Blumenthal, Aterers Michoel, Yossi Singer, Moshe Singer, Nathan Hertzka and Nite Capital LP (collectively, the "Investors"), the Company has sold an aggregate of $875,000 principal amount of its 9% Convertible Debentures (the "Debentures") and warrants (the "Warrants") to purchase 12,500,000 shares of common stock of the Company ("Common Stock"). The Company received net proceeds in such sale of $785,000, after the payment of offering related fees and expenses. The Debentures and Warrants were issued in a private placement pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor represented to the Company that it was an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and made other customary representations in connection with issuances pursuant to such Section 4(2).

         The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. If the holders of Common Stock approve an amendment (the "Certificate of Incorporation Amendment") to the Company's certificate of incorporation to increase its authorized capital stock to at least 500,000,000 shares, then from and after such approval the Debentures will be convertible, at the holder's option, into shares of Common Stock. As previously disclosed in connection with the Company's acquisition of LTDnetwork, Inc. ("LTDN") and the issuance of Series A Convertible Preferred Stock of the Company (the "Series A Preferred Stock") and warrants (the "LTDN Warrants") to purchase such Series A Convertible Preferred Stock to the shareholders of LTDN, the Company intends to seek approval for the Certificate of Incorporation Amendment at a special meeting of its shareholders which is currently anticipated to be held in the third quarter of 2005. If the Certificate of Incorporation Amendment is not approved by September 30, 2005, the holder of the Debentures will be entitled to require the Company to redeem the Debentures at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. If such approval is obtained, the Debentures will become convertible as described above at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board. The Debentures are secured by a security interest in all of the assets of the Company pursuant to a Security Agreement dated as of July 19, 2005 (the "Security Agreement") among the Company, the Investors and certain other lenders of the Company.

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         Each Warrant is exercisable during the period from the approval of the
Certificate of Incorporation Amendment until the second anniversary of the effective date of the registration statement described below. The Warrants are exercisable at $0.10 per share, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs. If the average of the closing bid prices of the Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Warrants are entitled to effect a cashless exercise of the Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Warrants.

         The Company has agreed pursuant to a Registration Rights Agreement dated as of July 14, 2005 (the "Registration Rights Agreement") between the Company and the Investors to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrants. The Company will be obligated to pay the holder of the Debentures certain liquidated damages in the event that such registration statement is not filed by October 5, 2005 or is not declared effective by November 30, 2005 or the effectiveness of such registration statement is subsequently suspended for more than certain permitted periods.

         The foregoing descriptions of the Securities Purchase Agreement, the Security Agreement, the Debentures, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference.

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B. Amendment
   ---------

         On July 19, 2005, the Company entered into an Amendment (the "Amendment") to each of the Securities Purchase Agreements, the Registration Rights Agreements and Convertible Debentures with The Gross Foundation, Inc., Double U Master Fund, L.P., Platinum Partners Value Arbitrage Fund, L.P. and JM Investors, Inc. The Amendment amended, among other things, the date that the Certificate of Incorporation Amendment must be approved in order to avoid triggering the right of the holders of such Convertible Debentures to require the Company to redeem the Debentures at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption from May 31, 2005 to September 30. 2005. The Amendment also amended the date that the registration statement relating to such Convertible Debentures must be filed and the date such registration statement must be declared effective in order to avoid triggering the requirement that the Company must pay to the holders of such Convertible Debentures certain liquidated damages from May 31, 2005 and July 1, 2005, respectively, to October 5, 2005 and November 30, 2005, respectively. Notwithstanding such amendment, the Company is still obligated to accrue such liquidated damages from such dates in effect prior to such amendment but the Company is not obligated to pay such liquidated damages, and is therefore not in default, until the occurrence of the earlier of the effective date of such registration statement and such dates as amended. In order to induce such lenders to enter into the Amendment the Company issued to such lenders an aggregate of $45,000 of such Convertible Debentures and granted to such lenders a security interest in certain patents of the Company pursuant to the Security Agreement.

         The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed hereto as Exhibit 4.6, and is incorporated herein by reference.

ITEM 5.03  Amendments to Articles or Bylaws; Change in Fiscal Year

         The Board of Directors amended Article II of the Company's Bylaws by adding a provision relating to the submission of proposals by the Company's stockholders to be considered at stockholder meetings. Such amendment provides that no nominations of individuals for election as directors or other business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Company's Board of Directors or by a stockholder entitled to vote who has delivered written notice to the Company not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, such amendment provides that notice by a stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting but not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Company.

         The foregoing description of the amendment to the Company's bylaws does not purport to be complete and is qualified in its entirety by the terms and conditions of the Bylaws, which is filed hereto as Exhibit 3.1, and is incorporated herein by reference.

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ITEM 8.01  Other Events.

A. Purchase Price Adjustment.
   --------------------------

         In connection with the Company's acquisition of LTDN, the Company was required to issue to the stockholders of LTDN shares of Series A Preferred Stock and LTDN Warrants. The Merger Agreement in connection with such acquisition provided that such consideration would be adjusted based on the amount of liabilities of LTDN set forth in the audited financial statements of LTDN. As a result of the completion of such financial statements, the Company will issue 193,336 shares of such Series A Preferred Stock and LTDN Warrants to purchase 487,903 shares of Series A Preferred Stock.

B. LTDN Warrants.
   --------------

         The Warrant Agreement governing the LTDN Warrants provided that the exercise period with respect to 25% of the aggregate LTDN Warrants would expire on each of May 15, 2005, June 15, 2005, July 15, 2005 and August 15, 2005. The Board of Directors of the Company has determined to extend the exercise period such that 25% of the LTDN Warrants will expire on the14th day following the effective date of the registration statement relating to the securities issuable upon exercise of the LTDN Warrants, 25% of the LTDN Warrants will expire on the 44th day following the effective date of such registration statement, 25% of the LTDN Warrants will expire on the 74th day following the effective date of such registration statement and 25% of the LTDN Warrants will expire on the 104th day following the effective date of such registration statement.


ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1      Amended and Restated Bylaws of Advanced Technology Industries, Inc.

4.1 Securities Purchase Agreement dated as of July 14, 2005 between Advanced Technology Industries, Inc. and the lenders party thereto.

4.2 Security Agreement dated as of July19, 2005 between Advanced Technology Industries, Inc. and the lenders party thereto.

4.3      Form of 9% Convertible Debenture

4.4      Form of Warrant

4.5 Registration Rights Agreement dated as of July 14, 2005 between Advanced Technology Industries, Inc. and the investors party thereto.

4.6 Amendment dated as of July 19, 2005 to the Registration Rights Agreements and the Debentures between Advanced Technology Industries, Inc. and the purchasers party thereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Advanced Technology Industries, Inc.,
Dated:  July 19, 2005
                                           /s/ James Samuelson
                                           -------------------------------------
                                           James Samuelson
                                           Vice President